AMENDMENT TO EXCHANGE AGREEMENT

         THIS AMENDMENT TO EXCHANGE AGREEMENT (the "Amendment") is made as of this 30th day of March, 2005, by and among ALTRIMEGA HEALTH, INC., a Nevada corporation (the "Company"), TOP GUN SPORTS & ENTERTAINMENT, INC., a Nevada corporation ("Top Gun") and those persons listed in Exhibit A attached hereto who are the owners of record of all of the ownership interest of Top Gun (the "Top Gun Stockholders").

                                    RECITALS

         WHEREAS the Company, Top Gun and the Top Gun Stockholders entered into the original Exchange Agreement, dated December 17, 2004 (the "Exchange Agreement");

         WHEREAS pursuant to the terms of the Exchange Agreement the Company will acquire all of the outstanding shares of common stock of Top Gun in exchange for the issuance of 15,750,000 shares of the Company's common stock to the Top Gun Stockholders;

         WHEREAS the closing of the transaction is conditioned upon the Company's shareholders approving a change of the Company's name to Top Gun Sports & Entertainment, Inc., a 1-for-1000 reverse stock split and Top Gun receiving a minimum of $750,000 through a private placement of convertible debt;

         WHEREAS prior to January 12, 2005 the Company and Top Gun entered into an oral agreement whereby the Company and Top Gun agreed to amend the Exchange Agreement in the manor set forth below and pursuant to the terms of this Amendment;

         NOW, THEREFORE, in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the parties hereto, intending to become legally bound, hereby agree as follows:

         1. Amendment of Section 1.05.Section 1.05 of the Exchange Agreement is hereby amended by deleting this section from the Exchange Agreement in its entirety.

         2. Amendment of Section 1.08(b)(v). Section 1.08(b)(v) of the Exchange Agreement is hereby amended by deleting this section from the Exchange Agreement in its entirety.

         3. Amendment of Section 3.07.Section 3.07 of the Exchange Agreement is hereby amended by deleting this section from the Exchange Agreement in its entirety.

         4. Amendment of Section 3.13(d). Section 3.13(d) of the Exchange Agreement is hereby amended by deleting this section from the Exchange Agreement in its entirety.

         5. Binding on the Parties. The amendments to Section 1.05, Section 108(b)(v), Section 3.07 and Section 3.13(d) contained in this Amendment shall be binding on all of the parties to the Exchange Agreement. The Exchange Agreement shall be read as if the above-identified sections have no effect on the remainder of the Exchange Agreement. All other sections and provisions of the Exchange Agreement shall remain in full force and effect, and shall not be otherwise altered or modified in any way by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first set forth above.

                                        ALTRIMEGA HEALTH CORPORATION, INC.,
                                         a Nevada corporation

                                        By:      /s/John W. Gandy
                                        Print:   John W. Gandy
                                        Title:   President


                                        TOP GUN SPORTS & ENTERTAINMENT, INC.
                                         a Nevada corporation

                                        By:      /s/Peter ScaliseIII
                                        Print:   Peter Scalise III
                                        Title:   CEO

                                    EXHIBIT A

                      TOP GUN SPORTS & ENTERTAINMENT, INC.
                              LIST OF STOCKHOLDERS



------------------------------- ---------------------------- ---------------------------- ----------------------------
         SHAREHOLDER            TOP GUN NEVADA SHARES OWNED  ALTRIMEGA SHARES TO RECEIVE           SIGNATURE
------------------------------- ---------------------------- ---------------------------- ----------------------------
Peter Scalise, III assigns                       11,050,000                   11,050,000         /s/Peter Scalise III
------------------------------- ---------------------------- ---------------------------- ----------------------------
Seacor                                            4,700,000                    2,700,000                 /s/illegible
------------------------------- ---------------------------- ---------------------------- ----------------------------
Seacor (escrow)                                                                2,000,000                 /s/illegible
------------------------------- ---------------------------- ---------------------------- ----------------------------
